Exhibit 99.1

AMB Property Corporation Announces First Quarter 2003 Results

Operating Environment Flat With Weakening Economic Conditions; International
Platform Expanding to Include Japan

     SAN FRANCISCO, April 7 /PRNewswire-FirstCall/ — AMB Property Corporation (NYSE: AMB), a leading owner and operator of industrial real estate, today reported first quarter 2003 earnings per share (EPS) of $0.69, 109% above EPS of $0.33 for the same period in 2002 and above the company’s guidance of $0.60 to $0.65 per share for the quarter. EPS during the quarter was positively impacted by gains from dispositions and net lease termination fees of $0.45 and $0.08 per share, respectively. Occupancy in the company’s industrial operating portfolio was 92.5% at the quarter’s end, down 210 basis points from 2002 year-end results. Same store cash net operating income increased 3.8% in the quarter.

     Chairman and CEO Hamid R. Moghadam noted, “Our first quarter occupancy decline was consistent with our expectations and prior guidance. At current levels, AMB’s portfolio occupancy exceeds preliminary data for national industrial occupancy by more than 350 basis points. Our view of the first quarter operating environment reflects static conditions, with fundamentals neither improving nor weakening significantly. However, we believe the overall economic outlook has deteriorated in the last month, as the benefits of monetary and fiscal policy and lean inventories are currently more than offset by geopolitical uncertainty and weak levels of capital spending and manufacturing output.”

     Investment Activity

     During the quarter, AMB acquired with its partner, Codina Group, 438 acres of land for development in Miami’s Airport West submarket for $29.7 million. The master planned park, called Beacon Lakes, represents the last large developable land parcel within Airport West. The site is fully entitled for 6.8 million square feet of properties for lease or sale. During the quarter, AMB and Codina began development of the first two buildings at Beacon Lakes; together, the buildings will comprise approximately 389,000 square feet. The two new distribution facilities are expected to stabilize in the first half of 2005 at an estimated investment of $20.3 million.

     Other investment activity in the quarter included the acquisition of two industrial buildings for a total of $10.9 million, comprising 238,300 square feet. In addition, the company stabilized two buildings in Southern California with a total investment of $12.6 million aggregating 160,900 square feet. New development starts, totaling $36.4 million, include the two Beacon Lakes buildings as well as two additional projects scheduled for completion in the fall of 2004. AMB’s committed industrial development and renovation pipeline through 2005 currently stands at $132.8 million and consists of 2.2 million square feet, of which 48% has been funded and 22% has been preleased.

     W. Blake Baird, AMB’s president, said, “Buyer interest for industrial assets remains strong and, in our view, has strengthened since year end. We are using this environment to advance our capital allocation plan through strategic asset sales and, in fact, we significantly exceeded our expectations for net sales volume and profitability in the quarter. While sales in the quarter resulted in both significant gains and reinvestment capacity, they also create near-term earnings dilution. We believe this sacrifice will be rewarded with superior long-term total return through anticipated redeployment into targeted U.S. and international markets and possible share repurchases.”

     Dispositions in the quarter totaled $220.9 million, representing both direct sales and contributions of assets, resulting in net gains of $37.1 million. The company sold $127.0 million in assets, totaling 1.6 million square feet which include both opportunistic sales and sales of assets that no longer fit our investment strategy. Contributions in the quarter consisted of a portfolio of 24 buildings, valued at $94.0 million, to a joint venture with an affiliate of Citigroup Alternative Investments. AMB will maintain a 15% ownership interest in the joint venture, called Industrial Fund I. Unlike AMB’s other co-investment joint ventures, this fund is unconsolidated and is structured for a five-year term with opportunistic dispositions intended before or at the end of the term.

     “In addition to strategic sales in our domestic markets,” said Baird, “dispositions in the quarter included the successful completion of our first international investment lifecycle. With our partner, G. Accion, we completed development in Mexico City of a 787,000-square foot distribution center for a multinational consumer products company, allowing them to consolidate a large supply-chain network into a single location. Following the on-time, on-budget delivery in December 2002, our customer exercised a purchase option, resulting in a net profit to AMB of approximately $5.0 million. On the one-year anniversary of the announcement of our international expansion, this gain demonstrates the successful portability of our alliance-based business model.”

     Advancing the company’s international expansion, AMB has entered into a letter of intent to form a joint venture with Tokyo-based industrial property specialists, BlackPine. The joint venture, AMB BlackPine, will focus on development, acquisition and operation of distribution facilities serving logistics and airfreight customers in greater Tokyo. Tokyo is one of the world’s largest industrial real estate markets; its airport, Narita International, consistently ranks as one of the busiest in the world for international air cargo volume.

     AMB’s chief investment officer, Guy F. Jaquier, commented, “Our new partners have a proven track record in the acquisition and development of industrial property in our Tokyo target market. Together we will provide AMB’s global customers with critical distribution facilities as Japan continues to optimize the efficiency of its supply chain.”

     AMB’s private capital activity in the quarter consisted of an approximate $43 million equity commitment from Mn Services, one of the largest pension fund managers in the Netherlands. AMB’s planned co-investment contributions and expected debt financings will result in a partnership with an estimated $200 million in purchasing power for investments in distribution facilities within targeted U.S. hub and gateway markets. AMB will contribute 38% of the equity and will receive compensation consistent with its existing private capital partnerships.

     John T. Roberts Jr., president, AMB Capital Partners, commented, “Our longstanding strategic commitment to private capital, in the form of separate accounts and commingled funds, allows us to deploy capital for our partners in alignment with our equity and strategic interests, expand our operating platform and improve our return on invested capital. We are pleased to welcome Mn Services, a well-respected European fund advisor, as a new investment partner.”

     Common Stock Repurchases and Dividend Activity

     During the quarter, AMB repurchased a total of 787,800 shares of its common stock for a total investment of $20.6 million, at a weighted average price of $26.10 per share. Currently, $110.0 million of capacity remains under the company’s repurchase plan. Since AMB’s IPO in 1997, the company has repurchased a total of 6.2 million shares at a weighted average price of $24.03 per share.

     AMB increased its regular cash dividend for the quarter ending March 31, 2003 to $0.415 per common share. The new rate reflects an annualized dividend of $1.66 per share and reflects an increase of 1.2% over the 2002 annual dividend of $1.64 per common share. The company expects its dividend once again in 2003 to be comprised of income from operations and gains on sales of property and does not expect a return of capital component to the dividend.

     Supplemental Reporting Measure

     AMB reports funds from operations per fully diluted share and unit (FFO) in accordance with the standards established by NAREIT as a supplemental earnings measure. AMB reported first quarter 2003 FFO of $0.59, representing a 3.3% decrease from first quarter 2002 FFO of $0.61. First quarter 2002 FFO has been adjusted downward by $0.01 to reflect the adoption of SFAS No. 123, accounting for stock options, and SFAS No. 145, accounting for extraordinary items, in the second and fourth quarters of 2002, respectively; these accounting measures required retroactive adoption to the beginning of 2002. First quarter 2003 FFO was above the company’s guidance of $0.50 to $0.51 per share and was positively impacted by $0.08 per share of net lease termination fees and does not include gains from dispositions of real estate held for investment. A reconciliation from net income to funds from operations is published in our quarterly supplemental analyst package and is available on AMB’s website at www.amb.com.

     Conference Call and Supplemental Information

     AMB will host a conference call to discuss its first quarter 2003 results on Tuesday, April 8, 2003 at 10:00 AM PDT/1:00 PM EDT. The company will post a summary of the guidance given on the call and a supplement detailing the components of net asset value to the Investor Information portion of its website on Monday, April 14 at 12:00 PM PDT/3:00 PM EDT. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing +1-719-457-2665 and using reservation code 444026 or by webcast through a link on the company’s website at www.amb.com. If you are unable to listen to the live conference call, a telephone and webcast replay will be available after 5:00 PM PDT/8:00 EDT PM on Tuesday, April 8, 2003. The telephone replay will be available until 5:00 PM PDT/8:00 EDT PM on Tuesday, May 6, 2003 and can be accessed by dialing +1-719-457 0820 and using reservation code 444026. The webcast can be accessed through a link on the company’s website and will be available until 5:00 PM PDT/8:00 PM EDT on Tuesday, May 20, 2003.

     AMB Property Corporation is a leading owner and operator of industrial real estate, focused on major hub and gateway distribution markets throughout North America, Europe and Asia. As of March 31, 2003 AMB owned, managed and had renovation and development projects totaling 93.7 million square feet (8.7 million square meters) and 987 buildings in 29 markets. AMB invests in industrial properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio is comprised largely of High Throughput Distribution® facilities-industrial properties built for speed and located near airports, seaports and ground transportation systems.

     AMB’s press releases are available on the company website at http://www.amb.com or by contacting the Investor Relations department toll-free at +1-877-285-3111.

     This document contains forward-looking statements about business strategy and future plans, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. The events or circumstances reflected in our forward-looking statements might not occur. In particular, a number of factors could cause AMB’s actual results to differ materially from those anticipated, including, among other things, defaults on or non-renewal of leases by customers, increased interest rates and operating costs, AMB’s failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, AMB’s failure to successfully integrate acquired properties and operations, AMB’s failure to divest of properties that we have contracted to sell or timely reinvest proceeds from any such divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, AMB’s inability to obtain necessary permits and public opposition to these activities), AMB’s failure to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, increases in real property tax rates and the risks of doing business internationally, including currency risks. AMB’s success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation and population changes. For further information on these and other factors that could impact AMB and the statements contained herein, reference should be made to AMB’s filings with the Securities and Exchange Commission, including AMB’s annual report on Form 10-K for the year ended December 31, 2002. The quarterly and annual financial data contained herein is unaudited and the historical financial information is not necessarily indicative of future results.

Consolidated Balance Sheets

(dollars in thousands)

	As of

	March 31, 2003	December 31, 2002

Assets
Investments in real estate:
Total investments in properties	$4,869,741	$4,925,982
Accumulated depreciation	(382,900)	(362,540)

Net investments in properties	4,486,841	4,563,442
Investment in unconsolidated joint ventures	67,754	64,428
Properties held for divestiture, net	59,742	107,871

Net investments in real estate	4,614,337	4,735,741
Cash and cash equivalents	149,908	117,214
Mortgage receivable	13,112	13,133
Accounts receivable, net	76,056	74,207
Other assets	51,909	52,199

Total assets	$4,905,322	$4,992,494

Liabilities and Stockholders’ Equity
Secured debt	$1,250,528	$1,284,675
Unsecured senior debt securities	800,000	800,000
Unsecured debt	10,050	10,186
Alliance Fund II credit facility	51,500	45,500
Unsecured credit facility	17,464	95,000
Accounts payable and other liabilities	188,050	181,716

Total liabilities	2,317,592	2,417,077
Minority interests:
Preferred units	308,369	308,369
Minority interests	592,260	582,898

Total minority interests	900,629	891,267
Stockholders’ equity:
Common stock	1,591,107	1,588,156
Preferred stock	95,994	95,994

Total stockholders’ equity	1,687,101	1,684,150

Total liabilities and stockholders’ equity	$4,905,322	$4,992,494

Consolidated Statement of Operations

(dollars in thousands, except share data)

	For the Quarters Ended
	March 31,

	2003	2002

Revenues and other income
Rental revenues	$158,036	$141,781
Equity in earnings of unconsolidated joint ventures	1,235	1,483
Private capital income	2,361	2,588
Interest and other income	1,393	2,850

Total revenues	163,025	148,702
Expenses
Property operating expenses	40,387	34,503
Interest, including amortization (1)	37,180	35,004
Depreciation and amortization	35,022	27,832
General and administrative (2)	12,174	10,137

Total expenses	124,763	107,476

Income before minority interests and gains	38,262	41,226
Minority interests’ share of income:
Preferred units	(6,380)	(5,857)
Minority interests	(11,183)	(9,766)

Total minority interests share of income	(17,563)	(15,623)

Income from continuing operations, before gains/(losses) from dispositions	20,699	25,603
Gains/(losses) from dispositions of real estate, net of minority interests	7,429	(288)

Income from continuing operations	28,128	25,315
Discontinued operations:
Income attributable to discontinued operations, net of minority interests	1,606	4,988
Gains from disposition of real estate, net of minority interests	29,644	—

Total discontinued operations	31,250	4,988

Net income	59,378	30,303
Series A preferred stock dividends	(2,123)	(2,125)

Net income available to common stockholders	$57,255	$28,178

Net income per common share (diluted)	$0.69	$0.33

Weighted average common shares (diluted)	82,514,156	84,781,872

(1)	Interest expense for the quarter ended March 31, 2002, was adjusted for the retroactive adoption of SFAS No. 145, which resulted in the reclassification of debt extinguishment costs of $0.2 million from extraordinary items.

(2)	General and administrative expense for the quarter ended March 31, 2002, was adjusted for the retroactive adoption of SFAS No. 123, Accounting for Stock-Based Compensation, which resulted in an additional expense of $0.2 million.

Consolidated Statemensts of
Funds from Operations and EBITDA

(dollars in thousands, except share data)

	For the Quarters Ended
	March 31,

	2003	2002 (1)

Net income available to common stockholders	$57,255	$28,178
Gains from dispositions of real estate	(37,073)	288
Real estate related depreciation and amortization:
Total depreciation and amortization	35,022	27,832
Discontinued operations’ depreciation	151	1,843
FF& E depreciation, ground lease amortization and other (2)	(1,033)	(674)
Adjustments to derive FFO from consolidated JVs:
Minority interests	11,183	9,766
FFO attributable to minority interests	(14,983)	(12,844)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(1,235)	(1,483)
AMB’s share of FFO	2,491	2,129

Funds from operations	$51,778	$55,035

FFO per common share and unit (diluted)	$0.59	$0.61

Weighted average common shares and units (diluted)	87,360,543	89,724,953

Income before minority interests and gains	$38,262	$41,226
Interest, including amortization	37,180	35,004
Depreciation and amortization	35,022	27,832
Stock-based compensation amortization	1,941	859
Discontinued operations’ EBITDA	1,799	7,894
Adjustments to derive EBITDA from unconsolidated JVs:
AMB’s share of net income	(1,235)	(1,483)
AMB’s share of FFO	2,491	2,129
AMB’s share of interest expense	577	515

EBITDA	$116,037	$113,976

(1)	FFO for the quarter ended March 31, 2002, was adjusted for the retroactive adoption of SFAS No. 123, Accounting for Stock-Based Compensation, and SFAS No. 145 for the treatment of extraordinary items, resulting in a reduction of $0.4 million from previously reported FFO.

(2)	Ground lease amortization represents the amortization of the Company’s investments in ground leased properties, for which the Company does not have a purchase option.

/CONTACT: Investors/Analysts, Michelle C. Wells, +1-877-285-3111, or fax, +1-415-394 9001, or ir@amb.com, or media, Lauren L. Barr,
+1-415-733-9477, or fax, +1-415-394-9001, or lbarr@amb.com, both of AMB Property Corporation/ /Web site: http://www.amb.com/ (AMB)